EXHIBIT 10.1

                           SHORT TERM LEASE AGREEMENT
                           --------------------------

     THIS SHORT TERM LEASE AGREEMENT (this "Agreement"), dated as of April ___, 2004, is between RFR/SF 17 STATE STREET L.P. ("Landlord"), a Delaware limited partnership, having an address at c/o RFR Realty LLC, 400 Park Avenue, New York, New York 10022, and ENIGMA SOFTWARE GROUP INC. ("Tenant"), a New York corporation having an office at 17 State Street, New York 10004.

                                    RECITALS
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     A.   Landlord is the owner of the building (the "Building") located on the land (the "Land") known by the address of 17 State Street, New York, New York 10004 (the "Building" and "Land" collectively referred to as the "Real Property").

     B. Tenant desires to use and occupy, and Landlord is willing to grant Tenant a lease to use and occupy, a portion of the sixteenth floor of the Building as shown hatched on the plan annexed hereto as Schedule A (the "Premises"), all on the terms and conditions contained in this Agreement. For purposes of this Agreement, Landlord and Tenant agree, without representation, that the Premises contains 6,236 rentable square feet.

     ACCORDINGLY, Landlord and Tenant, intending to be legally bound, agree as follows:

     1. GRANT OF LEASE; DURATION OF LEASE. (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the Premises in accordance with the terms of this Agreement. Tenant's lease of the Premises shall commence on the substantial completion of Landlord's Work (as hereinafter defined) or the date that Tenant or any person claiming under or through Tenant first occupies the Premises for the conduct of its business, whichever occurs earlier (the "Commencement Date"), and shall expire on November 30, 2007 (the "Expiration Date"), unless this Agreement is sooner terminated under any other term or provision of this Agreement.

          (b) Landlord shall submit to Tenant a written agreement confirming the Commencement Date and the Expiration Date, which Tenant shall execute and return to Landlord within 15 days. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or the Expiration Date as specified in Landlord's notice to Tenant.

     2. CONDITION OF PREMISES; ALTERATIONS. The Premises are leased to Tenant "as is" in their present condition and Landlord shall not be required to do any work with respect thereto, except that, prior to the Commencement Date, Landlord, at its expense, shall (i) install carpeting in the Premises selected by Tenant from Landlord's Building-standard carpeting selections and (ii) paint the Premises with one coat of paint selected by Tenant from Landlord's Building standard color chart ("Landlord's Work"). In addition, Landlord, at Tenant's expense, shall (a) demolish the wall in the Premises in the location shown in the plan annexed to this Agreement as Schedule D, (b) remove the wall covering in eight rooms in the Premises and patch the walls if necessary, (c) install a pantry in the Premises in the location shown in the plan annexed to this Agreement as Schedule D and (d) install three dedicated "quad" outlets and two-one inch "Green fields" ("Additional Work"). Tenant, upon the execution and


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delivery of this Agreement, shall pay to Landlord the sum of $30,922.75 for the
Additional Work. Tenant acknowledges that Landlord may install the pantry constituting a portion of the Additional Work before or after the Commencement Date and Tenant shall afford Landlord access to the Premises for such purpose. Tenant, by taking occupancy of the Premises, shall be deemed conclusively to have agreed that the Premises are in satisfactory condition on the date of such occupancy. Tenant shall make no alterations, installations, additions or improvements in the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that: (A) the outside appearance of the Building drill not be affected; (B) the strength of the Building shall not be affected; (C) the structural parts of the Building shall not be adversely affected; (D) no part of the Building outside of the Premises shall be affected; and (E) the proper functioning of the Building Systems shall not be adversely affected and the use of such systems by Tenant shall not be increased beyond Tenant's allocable portion of the reserve capacity thereof, if any. If consent to any alterations is not given, Landlord shall notify Tenant in sufficient detail to enable Tenant to amend its plans and specifications regarding such alterations to comply with Landlord's objections. Tenant shall use contractors approved by Landlord for all such alterations. In case of alterations costing in excess of $50,000, Tenant shall pay the Manager a fee equal to 10% of the cost thereof. In addition, Tenant shall reimburse Landlord for any out-of-pocket expense incurred by Landlord for reviewing Tenant's plans and specifications.

     3. USE OF PREMISES. The Premises may be used by Tenant solely as and for executive and general offices for Tenant's business as a computer company or for a like business and for no other purpose. Tenant shall not use or occupy the Premises at any time in violation of the certificate of occupancy issued for the Building, or for an unlawful purpose, or in an unlawful manner, or in violation of any Requirements (as defined in Paragraph 23). Tenant shall not permit the Premises to be used in any manner or to have anything done, brought, or kept therein that, in Landlord's judgment, tends to impair the character, reputation, or appearance of the Building as a high quality office building.

     4. FIXED RENT; LATE PAYMENT. (a) Tenant shall pay to Landlord, at Landlord's offices or at such other place as Landlord may designate from time to time, without notice or demand in advance on the first day of each calendar month during the term of this Agreement, by good and sufficient check drawn on a bank or trust company with offices in the Borough of Manhattan, rent ("Fixed Rent") for the use and occupancy of the Premises at the rate of $199,552 per annum (or $16,629.33 per month), except that Fixed Rent for the first month of the term shall be payable on execution by Tenant of this Agreement. Payments for a partial month shall be prorated on a per diem basis. The provisions of this Paragraph 4 shall survive the expiration or termination of this Agreement.

          (b) If Tenant shall fail to pay any Fixed Rent, Electricity Charge (as defined in Paragraph 5, below) or other charge payable under this Agreement for a period longer than five Business Days after the same shall have become due, Tenant shall pay a late charge equal to 3% of the amount unpaid. In addition, if such failure continues for 10 Business Days after such payment is due, Tenant shall pay interest thereon at the rate (the "Applicable Rate") which is the lesser of (x) three percentage points above the current rate of interest announced from time to time by Citibank, N.A. as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate previously referred to as its "base rate") and (y) the maximum rate permitted by


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applicable law, from the due date thereof until the date that such Fixed Rent,
Electricity Charge or other charge is paid.

     5. ELECTRICITY. (a) Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's sole judgment, would interfere with the electrical service to other tenants of the Building. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Landlord.

          (b) Electricity shall be furnished by Landlord to the Premises and to the ventilating and air conditioning system ("VAC System") serving the Premises, and Tenant shall pay to Landlord, the amounts (the "Electricity Charge"), as determined by one or more meters or submeters (installed, maintained, repaired and replaced by Landlord, at its cost) at charges, terms and rates, applied to the monthly readings on each such meter or submeter, as set from time to time during the term of this Agreement by the public utility serving the Building under the service classification in effect pursuant to which Landlord purchases electricity, plus an amount equal to eight (8%) percent thereof to reimburse Landlord for administrative services in connection with supplying and billing such electricity and for line loss. Notwithstanding the provisions of the preceding sentence, with respect to the meter(s) that measures the supply of electricity required for the operation of the VAC System serving both the floor on which the Premises are located and the adjoining floor of the Building (which contain an aggregate of 26,000 rentable square feet), Tenant shall bear only 24% of the charge for such service as shown on such meter(s). Bills for the Electricity Charge shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within ten (10) days after the rendering of such bill.

     6.   ASSIGNMENT, SUBLETTING. MORTGAGE ETC.

          (a) Except as otherwise provided in this Paragraph 6, Tenant shall not
(i) assign this Agreement (whether by operation of law, transfers of interests in Tenant or otherwise); or (ii) mortgage or encumber Tenant's interest in this Agreement, in whole or in part; or (iii) sublet, or permit the subletting of, the Premises or any part thereof; or (iv) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee, without in each instance, obtaining the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

          (b) If Tenant's interest in this Agreement shall be assigned in violation of the provisions of this Paragraph 6, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Paragraph 6, Landlord, after default by Tenant under this Agreement, may collect any item of rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy,


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and shall apply the net amount collected to the Fixed Rent and the items of rental reserved in this Agreement. No such assignment, subletting, occupancy, or use, whether with or without Landlords prior consent, nor any such collection or application of rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Agreement or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Agreement. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Agreement is assigned with Landlord's consent shall be deemed without more to have assumed all of the obligations arising under this Agreement from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant's primary liability hereunder shall continue notwithstanding (i) any subsequent amendment hereof, (ii) Landlord's forbearance in enforcing against Tenant any obligation or liability, or (iii) the release of any subsequent Tenant hereunder from any obligation or liability, without notice to Tenant, to all of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Agreement, the liability under this Paragraph 6(b) of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

          (c) (A) For purposes of this Paragraph 6, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, involving the tenant, subtenant and/or its parent (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company, which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Agreement, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, subtenant or parent, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed "affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange, (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, or such tenant's or subtenant's parent, or of the issued and outstanding membership interests in a limited liability company tenant or subtenant, or such tenant's or subtenant's parent, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, or such tenant's or subtenant's parent, in a single transaction or a series of related or unrelated transactions involving the tenant, subtenant and/or its parent, resulting in a change in the legal or beneficial ownership of such tenant, subtenant or parent so that the shareholders or members of such tenant, subtenant or parent existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock or membership interests of such entity, shall be deemed an assignment of this Agreement, (iii) an agreement by any other person or entity, directly or indirectly, to assume


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Tenant's obligations under this Agreement shall be deemed an assignment, (iv)
any person or legal representative of Tenant, to whom Tenant's interest under this Agreement passes by operation of law, or otherwise, shall be bound by the provisions of this Paragraph 6, (v) a modification, amendment or extension of a sublease shall be deemed a sublease, and (vi) the change or conversion of Tenant from an entity in which the partners or members have personal liability to a limited liability company, a limited liability partnership or any other entity which possesses the characteristics of limited liability shall be deemed an assignment. Tenant agrees to furnish to Landlord upon demand at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Paragraph 6.

               (B) The provisions of Paragraph 6(a) shall not apply to transactions with a corporation or limited liability company into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant's assets are transferred (provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Agreement, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant as of the date of this Agreement or as of the date immediately prior to such merger, consolidation or transfer, whichever is greater) or, if Tenant is a general, limited or limited liability partnership, with a successor partnership, nor shall the provisions of Paragraph 6(a) apply to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Tenant shall notify Landlord before any such transaction is consummated.

               (C) The term "control" as used in this Agreement (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general or limited liability partnership, shall mean more than fifty (50%) percent of the general partnership or membership interests of the partnership, (iii) in the case of a limited partnership, shall mean more than fifty (50%) percent of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean more than fifty (50%) percent of the membership interests of such limited liability company.

          (d) (A) If Landlord shall not exercise its rights pursuant to paragraph (B)(x) or (y) of this Paragraph 6(d), Landlord shall not unreasonably withhold or delay its consent to a proposed subletting of the Premises, or an assignment of this Agreement, provided that in each such instance, the following requirements shall have been satisfied (if Tenant proposes a partial sublet, references in this Paragraph 6(d) to the Premises shall, unless the context otherwise requires, refer to such portion):

                    (1) in the case of a proposed subletting, the listing or advertising for subletting of the Premises shall not have included a proposed rental rate provided, however, that Tenant may quote in writing or orally directly to prospective subtenants the proposed rental rate;

                    (2) no Event of Default shall have occurred and be continuing;


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                    (3) the proposed subtenant or assignee shall have a
financial standing, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building

                    (4) the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then negotiating or discussing the leasing of space in the Building, or (y) a tenant in or occupant of the Building or any Person that, directly or indirectly, is controlled by, controls or is under common control with any such tenant or occupant;

                    (5) Tenant shall have granted to Landlord or its agent, at Landlord's election, the exclusive right to act as broker for the sublease of the Premises or assignment of this Agreement;

                    (6) any subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Agreement and any assignment or subletting shall be subject to the further condition and restriction that this Agreement or the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises farther sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the assignee or subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent may be arbitrarily granted in Landlord's sole discretion, and if Landlord shall consent to any further subletting by the subtenant or the assignment of the sublease, Paragraph 6(e), and (f) of this Agreement shall apply to any such transactions as if the further subletting or assignment of the sublease were a proposed subletting or assignment being made by Tenant under this Agreement so that Landlord shall be entitled to receive all amounts described in such sections;

                    (7) no subletting shall be for less than one-quarter of the Premises and shall be regular in shape and at no time shall there be more than two (2) occupants, including Tenant, in the Premises, all of whom shall have direct access through existing public corridors to elevators, fire stairs and core rest rooms;

                    (8) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, any processing fees, attorneys' fees and disbursements, and the costs of making investigations as to the acceptability of the proposed assignee or subtenant;

                    (9) any sublease shall expressly provide that in the event of termination, re-entry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent unless previously approved by Landlord, (iv) bound by any covenant to undertake or complete or make payment to or on behalf of a subtenant


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with respect to any construction of the Premises or any portion thereof demised by such sublease and (v) bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, reentry or dispossession by Landlord under this Agreement and which Landlord is required to perform hereunder with respect to the subleased space at Landlord's expense;

                    (10) The nature of the occupancy of the proposed assignee or subtenant will not cause an excessive density of employees or traffic or make excessive demands on the Building Systems or present a greater security risk to the Building than is presented by Tenant;

                    (11) The nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Landlord's option, shall have furnished Landlord with such security as Landlord may require to assure that such subtenant or assignee shall so comply, and

                    (12) Landlord and Tenant shall have agreed on the computation required under Paragraph 6(e) or (f), as applicable.

               (B) Upon obtaining a proposed assignee or subtenant, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (the following documents and information being collectively referred to as the "Sublease or Assignment Statement"): (i) the name and business address of the proposed assignee or subtenant; (ii) the nature and character of the business and credit of the proposed assignee or subtenant; (iii) an original counterpart of the proposed assignment or sublease and all related agreements, the effective or commencement date of which shall be at least 45 days after the date Tenant's notice to Landlord is given, along with Tenant's and the subtenant's (or assignee's) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties to the sublease or assignment and all reports, returns, transferor and transferee questionnaires and other documents required to be filed under Article 31 of the New York State Tax Law and under Chapter 21 of the New York City Administrative Code; (iv) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements, certified by an independent certified public accountant ("CPA") if such financial statements are certified by a CPA (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct) and (v) any other information that Landlord may reasonably request Landlord shall have the following rights, exercisable within thirty (30) days after Landlord's receipt of the Sublease or Assignment Statement (including any additional information reasonably requested by Landlord): (x) in the case of an assignment of this Agreement or a subletting of the entire Premises, to sublet (in its own name or that of its designee) the entire Premises from Tenant on the terms and conditions set forth in paragraph (C), or to terminate this Agreement or to take an assignment of this Agreement from Tenant or (y) in the case of a subletting of a portion of the Premises, to sublet (in its own name or that of its designee) such portion of the Premises (the entire Premises sublet by Landlord


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(or its designee) pursuant to clause (x) or such portion of the Premises sublet by Landlord (or its designee) pursuant to this clause (y) being referred to as the "Recapture Space") from Tenant on the terms and conditions set forth in paragraph (C), or to terminate this Agreement with respect only to the Recapture Space or (z) to approve or disapprove the proposed assignment or sublease in accordance with the provisions of Paragraph 6(d)(A). If Landlord shall fail to notify Tenant within said thirty (30) day period of Landlord's intention to exercise its rights pursuant to clauses (x) or (y) of this Paragraph 6(B)), or to have approved or disapproved the transaction, Landlord shall be deemed to have not exercised its right to sublet or terminate or take an assignment of this Agreement and shall be deemed to have disapproved such transaction. If pursuant to the exercise of any of Landlord's options pursuant to this Paragraph 6, this Agreement is terminated as to only a portion of the Premises, then the Fixed Rent shall be adjusted in proportion to the portion of the Premises affected by such termination.

               (C) (1) If Landlord shall exercise its option to sublet the Recapture Space, then, notwithstanding the terms contained in the Sublease or Assignment Statement, such sublease (a "Recapture Sublease") to Landlord or its designee as subtenant (the "Recapture Subtenant") or assignee shall:

                         (a) be at a rate, at all times throughout the term of
the Recapture Sublease, equal to (if Tenant had proposed to sublet the Premises) the lower of (i) the rate then payable by Tenant under this Agreement and (ii) the rate set forth in the Sublease or Assignment Statement;

                         (b) otherwise be upon the same terms and conditions as
those contained in the Sublease or Assignment Statement (other than, in the case of an assignment, payment of consideration therefor to Tenant) and (except as modified by the Sublease or Assignment Statement) the terms and conditions contained in this Agreement, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this paragraph (C);

                         (c) give the Recapture Subtenant the unqualified and
unrestricted right, without Tenant's permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in and to the Recapture Space;

                         (d) provide in substance that any such changes,
alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired;

                         (e) provide that (i) the parties to such Recapture
Sublease expressly negate any intention that any estate created under the Recapture Sublease be merged with any estate held by either of said parties,
(ii) prior to the commencement of the term of the Recapture Sublease, Tenant, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the Recapture Subtenant to physically separate the Recapture Space from the balance of the Premises and to provide appropriate means of access thereto and to the public portions of the balance of the floor such as toilets,


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janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii) at the expiration of the term of such Recapture Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean; and

                         (f) provide that the Recapture Subtenant or occupant
shall use and occupy the Recapture Space for any purpose approved by Landlord (without regard to any limitation set forth in the Sublease or Assignment Statement).

                    (2) Until the termination of a Recapture Sublease, performance by Recapture Subtenant under a Recapture Sublease shall be deemed performance by Tenant of any similar obligation under this Agreement and Tenant shall not be liable for any default under this Agreement or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Recapture Subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease.

                    (3) If Recapture Subtenant is unable to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) until the date upon which Recapture Subtenant gives Tenant possession of such Recapture Space free of occupancies, Recapture Subtenant shall continue to pay all charges previously payable, and comply with all other obligations under the Recapture Sublease and the provisions of Paragraph (C)(2) shall continue to apply, (x) neither the Expiration Date nor the validity of this Agreement shall be affected, (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Agreement and further waives the right to recover any damages from Landlord or Recapture Subtenant that may result from the failure of Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease, and (z) Recapture Subtenant, at Recapture Subtenant's expense, shall use its reasonable efforts to deliver possession of such Recapture Space to Tenant and in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceeding against the occupant of such Recapture Space.

                    (4) The failure by Landlord to exercise its option under Paragraph 6(B)(x) or (y) with respect to any subletting or assignment shall not be deemed a waiver of such option with respect to any extension of such subletting or assignment or any subsequent subletting or assignment.

          (e) If Tenant sublets any portion of the Premises to a Person in a transaction for which Landlord's consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the "Sublease Additional Rent"), a sum equal to one hundred (100%) percent of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Agreement) pursuant to the terms of this Agreement (including, but not limited to, sums paid for the sale or rental of Tenant's property and alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's


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federal income tax or federal information returns). Such Sublease Additional
Rent shall be payable as and when received by Tenant.

          (f) If Tenant shall assign this Agreement to a Person in a transaction for which Landlord's consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's property and alterations less, in the case of a sale thereof the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax or federal information returns). Such Additional Rent shall be payable as and when received by Tenant from the assignee.

     7.   INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT.

          (a) Neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor Landlord's agents shall be liable for any injury or damage to persons or property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Landlord or Landlord's agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. The foregoing is not intended to relieve Landlord from any liability to Tenant directly resulting from the gross negligence or willful misconduct of Landlord or any other party for whom Landlord is legally responsible.

          (b) (A) Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in full force and effect during the term of this Agreement, for the benefit of landlord, the management agent for the Building (the "Manager"), any ground lessors, any mortgagees and Tenant, commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in a combined single limit amount of not less than Three Million and 00/100 ($3,000,000.00) Dollars, against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or relating to the conduct and operation of Tenant's business in, on or about the Premises, or arising from or related to any act or omission of Tenant. Whenever, in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord's request, obtain such insurance coverage, at Tenant's expense. Tenant, at Tenant's sole cost and expense, shall maintain insurance protecting and indemnifying Tenant against any and all damage to or loss of any alterations and leasehold improvements made by Tenant, and Tenant's property, and all claims and liabilities relating thereto.

               (B) All said policies of insurance shall be: (x) written as "occurrence" policies; (y) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any ground lessor may carry; and (z) issued by insurance companies satisfactory to Landlord, and which are licensed to do business in the State of New York. Tenant shall, not later than ten (10) Business Days (as defined in Paragraph 23) prior to the Commencement Date, deliver to Landlord the policies of insurance or certificates thereof, together with evidence of payment of premiums thereon, and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any ground lessors and mortgagees at least thirty (30) days prior written notice thereof.

     8. REPAIRS. Tenant, at its sole cost and expense, shall take good care of the Premises and the fixtures and appurtenances therein and make all repairs thereto as and when needed to preserve them in good working order and condition. Tenant promptly shall repair, or replace, at its sole cost and expense, to Landlord's reasonable satisfaction all portions of the Premises, the Building, or the fixtures, appurtenances or equipment of either, that are damaged or injured due to carelessness, omission, neglect or improper conduct on the part of Tenant or Persons Within Tenant's Control (as defined in Paragraph 21). All such repairs, restorations and replacements shall be in quality and class equal to the original work or installations.

     9. RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations annexed hereto as Schedule B and with such other and further reasonable rules and regulations and standards as Landlord and Landlord's agents may from time to time adopt, on notice to Tenant to be given as Landlord may elect.

     10. SERVICES. (a) So long as Tenant is not in default under the provisions of this Agreement beyond any required notice and any applicable cure period, Landlord, at its cost and expense, shall:

               (i) Provide passenger elevator service to the Premises on Business Days during the hours 8:00 a.m. to 6:00 p.m. ("Operating Hours") and, subject to Paragraph 10(c), have one passenger elevator on call at all other times.

               (ii) Provide one (1) freight elevator serving the Premises on call on a "first come, first served" basis on Business Days during Operating Hours, and on a reservation, "first come, first served" basis from 6:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days ("Overtime Periods").

               (iii) Maintain and repair the HVAC System installed by Landlord, subject to the provisions Paragraph 8. The HVAC System will be operated by Landlord as and when required by law, or for the comfortable occupancy of the Premises (as determined by Landlord) during the applicable seasons during Operating Hours, and, upon the request of Tenant, at other hours at Landlord's customary charge therefor, provided that Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the ventilation or air-conditioning system is in operation and the position of the sun so requires and shall, at all times, cooperate frilly with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System. Tenant expressly acknowledges that some or all windows are or may be hermetically sealed and will not open and Landlord makes no representation as to the habitability of the Premises at any time the HVAC System is not in operation. Tenant hereby expressly waives any claims against

Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Paragraph 10(c). Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Premises by more than an average of one person for each one hundred (100) square feet in any separate room or area or if Tenant shall install and operate machines, incandescent lighting and appliances the total connected electrical load of which exceeds four (4) watts per square foot of usable area in any separate room or area. Landlord, throughout the term, shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect such mechanical installations. Landlord's obligations under this Paragraph 10(a) and under Paragraph 10(b) are subject to applicable Requirements that may limit the hours or the extent to which Landlord is permitted to supply HVAC.

               (iv) Furnish hot and cold water for lavatory and drinking and office cleaning purposes.

               (v) Provided Tenant shall keep the Premises in order, Landlord, at Landlord's expense, shall cause the Premises, excluding (A) any portions thereof (x) used as security areas, (y) used for the storage, preparation, service or consumption of food or beverages or (B) any "private" plumbing fixtures or facilities, to be cleaned on Business Days in accordance with the cleaning specifications annexed to this Agreement as Schedule C. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building (i) to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Premises as offices, as described and included in Landlord's cleaning contract for the Building or recommended by Landlord's cleaning contractor, and (ii) related to or deriving from the preparation or consumption of food or drink. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable within 10 days after the time rendered. Tenant, at Tenant's expense, shall cause the Premises to be exterminated on a monthly basis to the satisfaction of Landlord and additionally shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, rodents or roaches, whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of cleaning the Premises or providing such extermination services, unless such persons have been approved by Landlord.

          (b) Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received at least 24 hour advance notice from Tenant requesting such services, which notice must be given on the Business Day immediately preceding the day upon which such services are needed by Tenant If Tenant shall fail to give Landlord such advance notice, then Landlord shall have no liability whatsoever to Tenant, for any annoyance or inconvenience, or any injury from interruption of Tenant's business or otherwise, for so failing to furnish any such services during such Overtime Periods. Tenant shall pay Landlord its then current charges for services during Overtime Periods.

          (c) Landlord reserves the right to stop the finishing of the Building services and to stop service of the Building Systems (as defined in Paragraph
23), when necessary, by reason of accident or emergency, or for alterations in the judgment of Landlord desirable or necessary to be made, until said alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord's reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of Fixed Rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Agreement or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction.

     11. REQUIREMENTS OF LAW. Tenant shall not do, and shall not permit to be done, any act or thing in or upon the Premises or the Building which will violate any Requirements. Tenant shall, at Tenant's sole cost and expense, take all action, including any required alterations necessary to comply with all present and future Requirements, applicable to the Premises which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with the Premises, Tenant's occupancy, use or manner of use of the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Agreement Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any alterations necessary to comply with any Requirements unless compliance shall be required by reason of (i) any cause or condition arising out of any alterations to or installations in the Premises made by or on behalf of Tenant, (ii) Tenant's particular manner of use or occupancy of the Premises (as opposed to mere use as executive, general and administrative offices), (iii) any breach of any of Tenant's covenants or agreements under this Agreement, (iv) any wrongful act or omission by Tenant, or
(v) Tenant's use or manner of use or occupancy of the Premises as a "place of public accommodation" within the meaning of the Americans with Disabilities Act of 1990, in which event Tenant's obligations to perform any Alteration by reason of this clause (v) shall apply only to the Premises.

     12. DEFAULT AND REMEDIES. (a) This Agreement and the lease granted under this Agreement are subject to the following limitations:

               (i) if Tenant shall default in the payment when due of Fixed Rent or any other charges payable under this Agreement, including the Electricity Charge, and such default shall continue for five (5) Business Days after Landlord shall have given Tenant written notice thereof or

               (ii) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Agreement on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within 15 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of 15 days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said 15 day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said 15 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary, or

               (iii) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor-in-interest of any other space in the Building, and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default, then, in any of the foregoing events, Landlord may (A) give Tenant a notice of intention to end the term of this Agreement at the expiration of three days from the date of the service of such notice of intention, and upon the expiration of said three days, this Agreement shall terminate but Tenant shall remain liable for damages as provided below, or (B) without notice, reenter the Premises, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise (excluding force), whether or not Landlord terminates this Agreement.

          (b)  If this Agreement shall terminate in accordance with subparagraph
(a) above, or if Landlord shall reenter the Premises, Landlord may remove all of Tenant's personal property and discontinue all services to Tenant In the event of any termination of this Agreement or if Landlord shall reenter the Premises under the provisions of this Agreement, (i) Tenant shall pay to Landlord all Fixed Rent and all other unpaid additional rent and charges payable up to the time of such termination or reentry (as the case may be), plus all Fixed Rent that would have been payable through the scheduled Expiration Date of this Agreement, and (ii) Tenant shall pay to Landlord all expenses, including court costs and attorneys' fees and disbursements, incurred by Landlord in recovering possession of the Premises and all costs and charges for the care of the Premises while vacant In such event, Landlord also may (but shall not be obligated to) relet the Premises to a third party, without releasing Tenant from any of its obligations under this Agreement, except that Tenant shall receive a credit against such unpaid obligations equal to any fixed rent actually received by Landlord from such third party, after deducting all of Landlord's expenses in connection with the reletting of the Premises or the negotiation, execution and delivery of such third party lease agreement

     13.  SECURITY DEPOSIT.

          (a) Tenant has deposited with Landlord on the signing of this Agreement the Security Deposit by Letter of Credit (as defined and further described in Paragraph 13(b)), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Agreement Tenant agrees that in the event (i) of the occurrence of an Event of Default or
(ii) Tenant has defaulted in the performance of any of its obligations under this Agreement, including the payment of any item of Rental, and the transmittal of a Notice of default by Landlord is barred by applicable law, Landlord may draw the entire amount of the Letter of Credit and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any Fixed Rent, Escalation Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If Landlord applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall $83,146.67. Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant after the Expiration Date and after delivery of possession of the entire Premises to Landlord in accordance with the terms of this Agreement

          (b) Tenant shall deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a `setter of Credit") issued and drawn upon any commercial bank approved by Landlord with offices for banking purposes in the City of New York ("Issuing Bank"), which Letter of Credit skill have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be inn the full amount of the Security Deposit. The Letter of Credit shall provide that

               (i) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

               (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuing Bank sends written notice (the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

               (iii) The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than sixty (60) days after the Fixed Expiration Date; and

               (iv) The Letter of Credit shall be transferable by Landlord as provided in Paragraph 13(d).

          (c) Landlord, after receipt of the Non Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof

          (d) In the event of the sale or net lease of the entire Building or the Real Property, Landlord shall have the right to transfer the Security Deposit, without charge for such transfer, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit

          (e) Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord's damages.

     14. LANDLORD'S RIGHT TO PERFORM TENANTS OBLIGATIONS. If Tenant shall default in the observance or performance of any term or covenant on Tenants part to be observed or performed under or by virtue of any of the terms or provisions of this Agreement, (a) Landlord may, but shall not be obligated to, remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred shall be paid by Tenant to Landlord with interest thereon at the Applicable Rate upon rendition of a bill to Tenant therefor.

     15. ACCESS BY LANDLORD. Landlord or its agents or designees shall have the right to enter the Premises, at reasonable times during Operating Hours and at other times, to examine any Building Systems or to make any repairs or alterations that Landlord may deem necessary or reasonably desirable and shall also have the right to enter the Premises for the purpose of exhibiting them to prospective tenants, licensees or mortgagees.

     16. SURRENDER OF PREMISES. (a) Upon the expiration or other termination of this Agreement, Tenant immediately shall quit and surrender the Premises to Landlord, vacant, broom clean and in good order and condition, and Tenant shall remove all of its furniture, furnishings, movable equipment and trade fixtures. Any property that Tenant shall be required to remove pursuant to the preceding sentence and that it shall fail to remove upon the expiration or termination of the lease granted by this Agreement shall be deemed abandoned and shall become the property of Landlord and may be removed and disposed of by Landlord without accountability to Tenant and at Tenant's sole cost and expense. If any damage to the Premises or the Building results from the removal of such property (whether such removal is performed by Landlord or Tenant), Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for the cost of repairing such damage.

          (b) If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a lease or new agreement for the occupancy of the Premises, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a tenant from month-to-month, at a monthly rental equal to two times the Fixed Rent, subject to all the other conditions, provisions and obligations of this Agreement insofar as the same are applicable to a month-to-month tenancy.

          (c) Subject to Landlord's compliance with the notice requirements and grace periods provided in this Agreement, Tenant shall and hereby does waive service of the ten-day notice to quit under section 713 of the New York Real Property Actions and Proceedings Law ("RPAPL") and all rights Tenant may have to a stay of proceedings under Article 7 of the RPAPL. Tenant also waives service of all petitions or notices of petition under Article 7 of the RPAPL and consents to the commencement of a special proceeding under section 713 subdivision 7 of the RPAPL by an order to show cause returnable within two days. Tenant hereby consents to final judgment and issuance of a warrant under Article 7 of the RPAPL directing immediate removal of Tenant from the Premises upon the expiration or termination of the lease granted by this Agreement.

          (d) Tenant's obligations under this Paragraph 16 shall survive the expiration or termination of this Agreement and the lease granted hereby.

     17. LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matters arising out of or in connection with this Agreement or Tenant's use or occupancy of the Premises. Tenant --hall not assert and hereby waives the right to assert any counterclaim of any nature in any summary proceeding or other proceeding to recover possession of the Premises. Tenant shall reimburse Landlord, on demand, for any costs and expenses (including attorneys' fees and disbursements and attorneys' fees and disbursements incurred in connection with the successful enforcement of this provision and in collecting amounts payable hereunder) incurred in connection with enforcing Tenant's obligations under this Agreement The provisions of this Paragraph 17 shall survive the expiration or termination of this Agreement and the lease granted hereby.

     18. SUBORDINATION: ESTOPPEL CERTIFICATE. (a) The rights granted under this Agreement to Tenant are subject and subordinate to any present or future mortgages and leases of all or any part of the Premises, the Building and/or the Land.

          (b) At any time and from time to time within ten (10) days after notice to Tenant by Landlord or a lessor or mortgagee (which ten (10) day period is not subject to any notice and cure periods otherwise provided in this Agreement), Tenant shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Landlord, lessor or mortgagee, as the case may be, may designate, in form satisfactory to Landlord, lessor or mortgagee, as the case may be, certifying all or any of the following: (i) that this Agreement is unmodified and in full force and effect (or if there have been modifications, that this Agreement is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Agreement and, if so, specifying each such Event of Default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Agreement and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Agreement or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or eve agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to this Agreement or the Premises as Landlord may reasonably request or lessor or mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee, by any lessor or prospective lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage.

     19. BILLS AND NOTICES. (a) Except as otherwise expressly provided in this Agreement, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Agreement (collectively, "Notice(s)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) and in either case addressed:

          if to Tenant (i) at Tenant's address set forth in this Agreement, if given prior to Tenant's taking possession of the Premises, or (ii) at the Building, if given subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or if to Landlord, at Landlord's address set forth in this Agreement,
     Attention: General Counsel, with a copy to each of (i) any mortgagee or lessor who may have requested the same, by Notice given in accordance with the provisions of this Paragraph 19, at the address designated by such mortgagee or lessor, and (ii) RFR Realty LLC, 400 Park Avenue, New York, New York 10022, Attention President, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Paragraph 19.

          (b) Notices shall be deemed to have been rendered or given (i) on the date delivered, if delivered by hand, or (ii) on the date mailed, if mailed as provided in subparagraph (a) above. Notice given by counsel for either party on behalf of such parry or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Paragraph 19.

     20. DESTRUCTION BY FIRE OR OTHER CAUSE. (a) Tenant shall give notice to Landlord, promptly after Tenant learns thereof; of any accident, emergency, occurrence, fire or other casualty and all damages to or defects in the Premises or the Building. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for Notices pursuant to Paragraph 19 of this Agreement. In such event, Landlord may (i) terminate this Agreement by notice of termination given to Tenant within 30 days after the date of such damage and this Agreement shall expire as of the date of termination stated in said notice with the same effect as if that date were the Expiration Date, and Fixed Rent hereunder shall be apportioned as of such date, or (ii) proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired such damage at its expense. If Landlord does not terminate this Agreement as set forth in the foregoing subparagraph (a)(i) and if the damaged portion of the Premises shall be rendered untenantable and such damage shall not be due to the fault of Tenant or Persons Within Tenants Control, then Fixed Rent, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord. In addition, if Landlord has not completed such repair or restoration to the Premises within six months after the date of the casualty, or if the casualty occurs within the last six months of the Term, then Tenant may terminate this Agreement upon notice to Landlord (provided that such notice is given prior to the restoration of the Premises by Landlord)

          (b) landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof Tenant understands that Landlord will not carry insurance of any kind on Tenant's furnishings, furniture, contents, fixtures, space equipment and leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

          (c) This Agreement shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

     21. INDEMNITY. (a) Except to the extent of insurance proceeds received by the Indemnitees (as defined in Paragraph 23), Tenant hall indemnify and save harmless the Indemnitees from and against (i) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or its principals, officers, agents, contractors, servants, employees, licensees and invitees (collectively, "Persons Within Tenant's Control"), (ii) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the term of this Agreement or during Tenant's occupancy of the Premises, unless and to the extent caused by the act, omission, or negligence of Landlord or its principals, officers or employees, (iii) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant's Control, and (iv) any breach, violation or non-performance of any covenant, condition or agreement contained in this Agreement to be fulfilled, kept, observed or performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

          (b) If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Agreement, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name, if necessary, by such attorneys as the Indemnitee may select, including, without limitation, attorneys for the Indemnitee's insurer. Counsel for Tenant's insurers are hereby approved by Landlord. The provisions of this Paragraph 21 shall survive the expiration or earlier termination of this Agreement.

     22.  MISCELLANEOUS.

          (a) This Agreement shall be governed by the laws of the State of New York, without regard to conflict of laws principles.

          (b)  This Agreement may not be amended orally.

          (c) Each agreement or obligation to be performed by Tenant under this Agreement shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Agreement

          (d) This Agreement and the annexed Schedules set forth the entire agreement between Landlord and Tenant with respect to the lease of the Premises and the Building and there are no other representations, agreements or matter, either oral or written, between Landlord and Tenant with respect to the subject matter of this Agreement.

          (e) Unless Landlord and Tenant have agreed in writing to extend the Term of this Agreement, if the Premises are not surrendered upon the expiration or other termination of this Agreement, Tenant hereby indemnifies Landlord against liability or expense (including any consequential damages) resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant.

          (f) All amounts, other than Fixed Rent, payable to Landlord pursuant to the terms of this Agreement, ball be deemed "additional fees" and Landlord shall have the same remedies for the default in payment thereof which Landlord has for default in the payment of Fixed Rent.

          (g) The obligations of Landlord under this Agreement shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Land, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Agreement thereafter arising, provided the transferee shall have assumed in writing, subject to the remaining provisions of this subparagraph (g), all obligations of the Landlord under this Agreement arising after the effective date of the transfer. No agreement between Landlord and the transferee shall modify this Agreement without Tenant's consent No trustee, partner, shareholder, director or officer of Landlord, or of any partner or shareholder of Landlord (collectively, the "Parties") shall have any direct or personal liability for the performance of Landlord's obligations under this Agreement, and Tenant shaft look solely to Landlord's interest in the Building and the Land to enforce Landlord's obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties Whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Agreement or to satisfy a judgment for Landlord's failure to perform such obligations.

          (h) Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or Person in connection with this Agreement other than the RFR Realty LLC ("Broker"). Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Agreement other than the Broker. The execution and delivery of this Agreement by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold harmless Landlord from and against any and all claims for commission, fee or other compensation by any Person other than the Broker who claims to have dealt with Tenant in connection with this Agreement and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, attorneys' fees and disbursements. Landlord shall pay Broker its commission pursuant to separate agreement This provision shall survive the expiration or earlier termination of this Agreement.

     23. CERTAIN DEFINITIONS. The following definitions shall have the meanings indicated below:

     "Building Systems" shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, but shall not include installations made by Tenant or fixtures or appliances.

     "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of New York, the federal government or the labor unions servicing the Building.

     "Government Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Building and/or the Land, or any portion thereof.

     "HVAC" shall mean heat, ventilation and air conditioning.

     "HVAC System" shall mean the Building Systems providing HVAC.

     "Indemnitees" shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors and the Manager (and the partners, shareholders, officers, directors and employees of Landlord's agents and contractors and of the Manager).

     "Mortgage" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

     "Person" shall mean any natural person or persons, a partnership, a limited liability company, a corporation, and any other form of business or legal association or entity.

     "Requirements" shall mean (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Building or the Land, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupancy of the Building,
(ii) all requirements, obligations and conditions of all instruments of record on the date of this Agreement, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord's hazard insurance policy for the Building and by all insurance boards.

     "Security Deposit" shall mean the sum of $83,146.67.

     "Superior Lease" shall mean any ground or underlying leases of the Real Properly or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above set forth.

                                          RFR/SF 17 STATE STREET L.P.,
                                               a Delaware limited partnership


                                          By:  17 State GP LLC,
                                               Its General Partner


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                          ENIGMA SOFTWARE GROUP INC.


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A
                                   ----------

                                [GRAPHIC OMITTED]


              ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE

                                   SCHEDULE B
                                   ----------

                              RULES AND REGULATIONS
                              ---------------------

          (1) The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenant's premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No bicycles, dogs or other animals may be brought into the Building by Tenant, or its employees, licensees or invitees. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, sidewalks, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by Tenant or Persons Within Tenant's Control. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, enhances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

          (2) The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by Tenant or any Persons Within Tenant's Control, agent, employee, invitee or licensee, shall be paid by Tenant

          (3) Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement, or failure to enforce, of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

          (4) No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Landlord.

          (5) No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises.

          (6) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail, any hand trucks, except those equipped with rubber tires and side guards.

          (7) All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times, and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

          (8) No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant, and no cooking. hall be done in Tenant's premises, except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises and nothing shall be brought into or kept in any tenant's premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or materials shall be brought into the Building by any tenant or with the permission of any tenant.

          (9) Tenant shall not permit any cooking or food odors emanating from the tenant's premises to seep into other portions of the Building.

          (10) No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may {damage them. The water and wash closets and other plumbing fixtures in or serving the tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant or Persons Within Tenant's Control who shall have caused the same.

          (11) No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant's premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

          (12) No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenants premises, and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenants premises and toilet rooms --hall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenants lease, all keys to the tenants premises and toilet rooms shall be delivered to Landlord.

          (13) Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the tenants premises demised to Tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct Tenant shall not install any resilient tile or similar floor covering in the tenant's premises demised to Tenant, except in a manner approved by Landlord.

          (14) No tenant shall use or occupy, or permit any portion of the tenants premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

          (15) No premises shall be used, or permitted to be used, at anytime, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

          (16) The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

          (17) Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

          (18) Employees of a tenant shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

          (19) Any cuspidors or similar containers or receptacles used in the premises demised to a tenant shall be cared for and cleaned by and at the expense of such tenant.

          (20) Any and all wet and/or food garbage, including coffee grinds, is to be deposited in a plastic liner bag in a waste basket or other receptacle.

          (21) No premises of any tenant hail be used for lodging or sleeping or for any immoral or illegal purposes.

          (22) Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, which, in its judgment, it deems is necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant Landlord shall not be responsible to any tenant for the non observance or violation by any other tenants of any of the rules and regulations at any time prescribed for the Building.

          (23) Tenant shall sort, separate and recycle all refuse and rubbish of Tenant in accordance with the methods and procedures set forth, from time to time, by Landlord and as may be required by any Requirements.

                                   SCHEDULE C
                                   ----------

                                CLEANING SERVICES
                                -----------------


(A) The following general cleaning will be performed nightly, Monday through Friday, excluding union and legal holidays:

     1. All carpeting will be vacuumed once per week and carpets swept, as needed, the remaining four (4) nights.

     2. All composition floor tiling will be swept and dust mopped with a chemically treated mop for dust control one (1) time per week.

     3. All desks will be dusted. (Tenant personalty and work product will not be moved.)

     4. Wastepaper baskets will be emptied and trash removed to a designated location in the Premises. Plastic liners will be installed weekly into all trash receptacles at the Tenant's expense.

     5.   Wipe clean all water fountains and coolers; empty waste water.

B. The following lavatory service will be performed Monday through Friday, excluding union and legal holidays:

     1.   Porcelain fixtures will be scoured clean.

     2. Both sides of toilet seats will be washed with a mild germicidal solution.

     3.   Bright work will be dry polished.

     4.   Trash receptacles will be emptied and cleaned, as needed.

     5.   Mirrors will be wiped clean.

     6.   Partitions will be wiped down, as necessary.

     7.   Shelves and counters will be wiped clean.

     8.   Floors will be mopped with a mild disinfectant.

     9. Lavatories supplies will be installed and furnished at the Tenant's expense.

C.   Weekly Services

     1. All chairs, tables, cabinets and attachments will be dusted weekly. (Tenant personalty and work product will not be moved.)

     2. Window sills will be dusted weekly. (Tenant personalty and work product will not be moved.)

     3.   Moldings and ledges within hands' reach will be dusted weekly.

D.   Quarterly Cleaning

     1. Dust in place all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

     2. Dust all vertical surfaces and walls, partition doors, door bucks and other surfaces not reached in nightly cleaning. (Tenant personalty and work product will not be moved.)

E.   Window Cleaning Services

     1. All windows are to be cleaned inside and outside two (2) times per year.

                                   SCHEDULE D
                                   ----------


                                [GRAPHIC OMITTED]


                                      D-1